UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934, as amended

Date of Report:  July 2, 2007
Date of earliest event reported:  June 29, 2007

THE PEP BOYS—MANNY, MOE & JACK
(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-3381	23-0962915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3111 W. Allegheny Ave.
Philadelphia, PA	19132
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone, including area code:  215-430-9000

(not applicable)

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-  4(c))

Item 1.01               Entry into a Material Definitive Agreement

On June 29, 2007, The Pep Boys — Manny, Moe & Jack (the “Company”) entered into a vendor financing program with JPMorgan Chase Bank, National Association (the “factor”), with an availability of $65,000,000 ($20,000,000 secured by a letter of credit; and $45,000,000 unsecured) that will replace its current $20,000,000 program with another lender.

Under this program, the factor makes accelerated and discounted payments to the Company’s vendors and the Company, in turn, makes its regularly-scheduled full vendor payments to the factor.   Outstanding balances under this program are classifieds as “trade payable program liability” on the Company’s balance sheet.

The Company also amended and restated its line of credit agreement with Wachovia Bank, National Association, as agent, to expressly provide for the new vendor financing program.

Item 9.01               Financial Statements and Exhibits

(c)  Exhibits.  The following exhibits are filed with this Report.

Exhibit 99.1	Confirmed Receivables Secured Program Agreement, dated as of June 29, 2007, between the Company and JPMorgan Chase Bank, National Association.
Exhibit 99.2	Confirmed Receivables Unsecured Program Agreement, dated as of June 29, 2007, between the Company and JPMorgan Chase Bank, National Association.
Exhibit 99.3	Second Amended and Restated Loan and Security Agreement, dated as of June 29, 2007, by and among the Company, Wachovia Bank, National Association, as Agent, and the other parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ THE PEP BOYS—MANNY, MOE & JACK

Date: July 2, 2007